EXHIBIT 99.1
BancorpSouth Announces Branch Optimization Plan
TUPELO, MS (May 10, 2011) — BancorpSouth, Inc. (NYSE: BXS) today announced a branch optimization plan, which includes the planned closing or consolidation, upon final regulatory approval, of 23 bank branches located in six states of BancorpSouth’s eight-state footprint. The branches are located in Alabama, Arkansas, Mississippi, Missouri, Tennessee and Texas.
The planned closings and consolidations are a result of a comprehensive internal study that, among a range of activities, measured branch performance by comparing financial and non-financial indicators to growth opportunities. The volume of business conducted at these locations has been limited, and there has not been sustained growth sufficient to support the normal and routine expenses required to continue operating the branches designated for closure or consolidation. Other considerations in the company’s decision to close the branches included the Bank’s ability to continue serving clients’ financial needs at nearby BancorpSouth locations.
Management believes this initiative is an important first step to streamline BancorpSouth’s branch banking operations, and to provide enhanced efficiency and production capabilities, with minimal impact to customer and community service. Once fully implemented, management expects annual expense savings of approximately $4.4 million. These savings will begin to be realized during the fourth quarter of 2011.
BancorpSouth Chairman and CEO, Aubrey Patterson said, “In the last five years, our bank has opened 39 new full-service branches. We have also gained branch banking locations through years of regional merger and acquisition activity. This growth, along with ever-changing market dynamics, created the need to conduct a comprehensive evaluation of BancorpSouth’s branch delivery system across our eight-state footprint. The resulting branch consolidation and closure plan will help ensure that we are utilizing an efficient and productive branch delivery platform, without detracting from the service and access we provide our clients and communities.”
“While 23 branch locations are designated for consolidation or closure, our valued associates will continue to be available to serve their clients’ banking needs through other nearby BancorpSouth locations,” added Patterson.
BancorpSouth plans to provide affected customers with details of the closings, along with information regarding other BancorpSouth offices conveniently located to serve them. The closings will take place on a schedule beginning in August.
BancorpSouth, Inc. is a financial holding company headquartered in Tupelo, Mississippi, with approximately $13.5 billion in assets. BancorpSouth Bank, a wholly-owned subsidiary of BancorpSouth, Inc., operates commercial banking, mortgage, insurance, trust and broker/dealer locations in Alabama, Arkansas, Florida, Louisiana, Mississippi, Missouri, Tennessee and Texas. BancorpSouth Bank also operates an insurance location in Illinois. BancorpSouth’s common stock is traded on the New York Stock Exchange under the symbol BXS.
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FORWARD LOOKING STATEMENT
Certain statements contained in this news release may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their reference to a future period or periods or by the use of forward-looking terminology such as “anticipate,” “believe,” “expect,” “will,” “would,” “could,” “plan” or “intend.” These forward-looking statements include, without limitation, statements relating to the closing or consolidation of branches, the timing of such closings or consolidations, the savings related to such closures or consolidations, the impact of such closures or consolidations and the impact on employees at such closed or consolidated branches.
We caution you not to place undue reliance on the forward-looking statements contained in this news release in that actual results could differ materially from those indicated in such forward-looking statements because of a variety of factors. These factors may include, but are not limited to, conditions in the financial markets and economic conditions generally, the soundness of other financial institutions, the availability of capital on favorable terms if and when needed, liquidity risk, the credit risk associated with real estate construction, acquisition and development loans, estimates of costs and values associated with real estate construction, acquisition and development loans in the Company’s loan portfolio, the adequacy of the Company’s allowance for credit losses to cover actual credit losses, governmental regulation and supervision of the Company’s operations, the susceptibility of our business to local economic conditions, the impact of recent legislation and regulations on service charges for core deposit accounts, changes in interest rates, the impact of monetary policies and economic factors on the Company’s ability to attract deposits or make loans, volatility in capital and credit markets, the impact of hurricanes, tornados, flooding or other adverse weather events, risks in connection with completed or potential acquisitions, dilution caused by the Company’s issuance of any additional shares of its common stock to acquire other banks, bank holding companies, financial holding companies and insurance agencies, restrictions on the Company’s ability to declare and pay dividends, the Company’s growth strategy, diversification in the types of financial services the Company offers, competition with other financial services companies, interruptions or breaches in security of the Company’s information systems, the failure of certain third-party vendors to perform, the Company’s ability to improve its internal controls adequately, any requirement that the Company write down goodwill or other intangible assets, other factors generally understood to affect the financial results of financial services companies, and other factors described from time to time in BancorpSouth’s filings with the Securities and Exchange Commission. We undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.